Calculation of Filing Fee Tables
S-8
Elevra Lithium Ltd
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary shares, no par value	Other	3,500,000	$ 2.3195	$ 8,118,250.00	0.0001381	$ 1,121.13
Total Offering Amounts:						$ 8,118,250.00		$ 1,121.13
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,121.13
Offering Note
[1]	1(a). This Registration Statement on Form S-8 (this "Registration Statement") registers ordinary shares, no par value per share, of Elevra Lithium Limited (the "ordinary shares") that may be vesting of restricted stock unit awards, or exercise of option awards, each outstanding under the Piedmont Lithium Inc. 2021 Stock Incentive Plan (the "Piedmont plan"). Ordinary shares may be represented by American Depositary Shares (the "ADSs"), which are traded in the United States. Each ADS represents ten ordinary shares on deposit with The Bank of New York Mellon, as a depositary bank. A separate registration statement on Form F-6 (File No. 333-286750) has been filed to register the ADSs. In the event of any share dividend, share split or other similar transaction involving the ordinary shares, the number of ordinary shares registered hereby shall automatically be adjusted in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"). 1(b). Estimated solely for purposes of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per unit and proposed maximum aggregate offering price are based on the reported average of the high ($24.12) and low ($22.27) prices for the Registrant's ADSs as reported on the Nasdaq Capital Market on September 30, 2025, divided by ten (the ordinary share-to-ADS ratio).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A